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                                                                      Exhibit 99


                            AGREEMENT OF JOINT FILING

         Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission Amendment No. 1 to the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                                    TYCO INTERNATIONAL LTD.


                                    By: /s/ Mark H. Swartz
                                        ----------------------------------
                                        Name:  Mark H. Swartz
                                        Title: Executive Vice President
                                               and Chief Financial Officer


                                    TYCO ELECTRONICS CORPORATION


                                    By: /s/ Mark H. Swartz
                                        ----------------------------------
                                        Name:  Mark H. Swartz
                                        Title: Vice President


                                    TYCO SIGMA LIMITED


                                    By: /s/ Byron Kalogerou
                                        ----------------------------------
                                        Name:  Byron Kalogerou
                                        Title: President


                                    TYCO INTERNATIONAL GROUP S.A.


                                    By: /s/ Richard W. Brann
                                        ----------------------------------
                                        Name:  Richard W. Brann
                                        Title: Managing Director


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